Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Exponent, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-38479, 33-46054, 33-72510, 33-79368, 333-31830, 333-67806, 333-99243, 333-106105, 333-117108, and 333-128141) on Form S-8 of Exponent, Inc. of our reports dated March 3, 2006, with respect to the consolidated balance sheets of Exponent, Inc. and subsidiaries as of December 30, 2005 and December 31, 2004, and related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 30, 2005, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2005, and the effectiveness of internal control over financial reporting as of December 30, 2005, which reports appear in the December 30, 2005 annual report on Form 10-K of Exponent, Inc.

KPMG LLP

San Francisco, California

March 3, 2006